EXHIBIT 99.1

EOG Resources, Inc.
News Release
For Further Information Contact:	Investors
Maire A. Baldwin
(713) 651-6EOG (651-6364)

Media and Investors
Elizabeth M. Ivers
(713) 651-7132

EOG RESOURCES REPORTS THIRD QUARTER 2009 RESULTS

  Increases 2009 Total Production Growth Target from 5.5 to 6 Percent and Total Liquids Growth Target from 25 to 27 Percent
  Sets 2010 Target of 13 Percent Total Production Growth and 50 Percent Total Liquids Growth
  Makes Another Tactical Acquisition in Fort Worth Barnett Combo and Announces Positive Drilling Results
  Reports New Core Area in East Texas Haynesville and Increases Acreage Position
  Discloses Seven High Rate Flow Tests in Horn River Basin

FOR IMMEDIATE RELEASE: Thursday, November 5, 2009

HOUSTON - EOG Resources, Inc. (EOG) today reported its third quarter 2009 operating and financial results. For the third quarter, EOG reported net income available to common stockholders of $4.2 million, or $0.02 per share. This compares to third quarter 2008 net income available to common stockholders of $1,556.3 million, or $6.20 per share.

The results for the third quarter 2009 included a previously disclosed $20.9 million ($13.4 million after tax, or $0.05 per share) net gain on the mark-to-market of financial commodity transactions. During the quarter, the net cash inflow related to financial commodity contracts was $331.2 million ($213.1 million after tax, or $0.84 per share). Consistent with some analysts' practice of matching realizations to settlement months, adjusted non-GAAP net income available to common stockholders for the quarter was $203.9 million, or $0.81 per share. Adjusted non-GAAP net income available to common stockholders for the third quarter 2008 was $588.3 million, or $2.34 per share. (Please refer to the attached tables for the reconciliation of adjusted non-GAAP net income available to common stockholders to GAAP net income available to common stockholders.)

Full Year 2009 and 2010 Production Growth Forecasts

Based on the performance of its North American liquids plays, EOG has increased its 2009 total company production growth target from 5.5 to 6 percent. For 2010, EOG has set a total company organic production growth target of 13 percent that includes total liquids production growth of 50 percent.

Operational Highlights and Targets

With recent well results from the North Dakota Bakken Core and Lite areas and the Fort Worth Barnett Shale Combo Play showing the impact of substantially more effective completions, EOG is increasing its total company liquids production growth estimate from 25 to 27 percent for 2009. Carrying this momentum into 2010, EOG plans to ramp up operations in these areas and, therefore, is raising its full year 2010 crude oil, condensate and natural gas liquids production growth target from 20 to 50 percent.

In addition, EOG announced a tactical acquisition of core Barnett Shale Combo assets in Montague and Cooke Counties, Texas with the addition of 7,800 net acres during the third quarter.

Two recent horizontal Combo wells, the Christian A #1H and B #1H, in which EOG has 100 percent working interest, were drilled in Cooke County. They began initial production at 1,000 and 600 barrels of oil per day (Bopd) with 2.5 and 2.0 million cubic feet per day (MMcfd) of natural gas, respectively. Reflecting the implementation of EOG's improved completion techniques, recent horizontal wells in eastern Montague and western Cooke Counties indicate estimated per well reserves of over 280,000 barrels of oil equivalent (Boe), net, an 80 percent improvement over EOG's early 2008 per well reserve estimates for the play. In the core area of the Combo where pay intervals are thickest, EOG has been developing its acreage by drilling vertical wells. EOG has 100 percent working interest in the Fitzgerald #1 and Stephenson #1, which reported initial production rates of 1,100 and 450 Bopd with 2.1 and 0.7 MMcfd, respectively. EOG expects to recover over 220,000 Boe, net from vertical wells drilled in this core area.

EOG also reported positive well results from crude oil drilling activity in the North Dakota Bakken Core and Lite areas where it is operating a five-rig program. In the Bakken Core, EOG has 100 and 92 percent working interest, respectively, in the Fertile #9-8H and Fertile #13-18H. The wells commenced production at rates of 1,000 and 1,100 Bopd, respectively. In the Bakken Lite, EOG completed the Sidonia #2-5H and Ross #5-08H at initial rates of 626 and 750 Bopd, respectively. EOG has 78 and 100 percent working interest, respectively, in the wells. In addition, EOG drilled and tested its first wells in the Three Forks Formation to determine the extent of prospectivity across its acreage position. Initial results from the first two wells indicate encouraging pressure and flow rates in a portion of its acreage. By operating a 14-rig drilling program in North Dakota in 2010, EOG plans to focus on the Bakken Core and Lite, as well as further drilling and testing of the Three Forks Formation.

"EOG is successfully transferring its technical expertise in drilling horizontal natural gas wells to unconventional oil and liquids rich reservoirs," said Mark G. Papa, Chairman and CEO. "Although it is late in the year, EOG is on track to target a higher liquids growth rate for 2009 because of the quality of wells that we are making in the Barnett Combo and Bakken Core and Lite. On the strength of the results from our unconventional liquids plays, we have the confidence to raise EOG's 2010 total company crude oil, condensate and natural gas liquids production growth target from 20 percent to 50 percent."

As one of the first operators to test the extension of the Haynesville Play further southwest into Nacogdoches and Shelby Counties, Texas, EOG reported initial production rates from three wells that equal the better wells drilled to date in the Louisiana core area. In Nacogdoches County, the Hill #1, Pop Pop Gas Unit #1 and Hassell Gas Unit #1, which were drilled early in the third quarter, began initial production at rates in excess of 15 MMcfd of natural gas. EOG has 42 percent working interest in the wells. Based on this confirmation and the results of the Gammage #1 exploration well drilled in Nacogdoches County, EOG has increased its acreage position in the play. Including the recent acquisition of approximately 37,000 net acres in Nacogdoches County, EOG now has 153,000 total net acres in the Haynesville Play, after adjusting for the expected exercise of third party preferential purchase rights.

In the Horn River Basin of British Columbia, EOG's summer program concentrated on the completion of seven natural gas wells drilled the previous winter. The wells had initial production rates ranging from 16 to 23 MMcfd. In addition, EOG reached agreement with the British Columbia government on royalty incentives for a significant portion of the company's acreage.

"This has been an especially dynamic quarter for EOG with considerable strides made on both the liquids and gas sides of our business," said Papa. "Although EOG rarely makes an acquisition, we added tactical parcels to two of our core plays - the Barnett Combo and Haynesville. I'm particularly pleased that our focus on horizontal unconventional oil is already yielding meaningful results."

Conference Call Scheduled for November 6, 2009

EOG's third quarter 2009 results conference call will be available via live audio webcast at 8 a.m. Central Standard Time (9 a.m. Eastern Standard Time) on Friday, November 6, 2009. To listen, log on to www.eogresources.com. The webcast will be archived on EOG's website through Friday, November 20, 2009.

EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with proved reserves in the United States, Canada, Trinidad, the United Kingdom and China. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

This press release (including the accompanying forecast and benchmark commodity pricing information) includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, budgets, reserve information, levels of production and costs and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "goal," "may," "will" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production or generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that these expectations will be achieved or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known and unknown risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

  the timing and extent of changes in prices for natural gas, crude oil and related commodities;

  changes in demand for natural gas, crude oil and related commodities, including ammonia and methanol;

  the extent to which EOG is successful in its efforts to discover, develop, market and produce reserves and to acquire natural gas and crude oil properties;

  the extent to which EOG can optimize reserve recovery and economically develop its plays utilizing horizontal and vertical drilling and advanced completion technologies;

  the extent to which EOG is successful in its efforts to economically develop its acreage in the Barnett Shale, the Bakken Formation, its Horn River Basin and Haynesville plays and its other exploration and development areas;

  EOG's ability to achieve anticipated production levels from existing and future natural gas and crude oil development projects, given the risks and uncertainties inherent in drilling, completing and operating natural gas and crude oil wells and the potential for interruptions of production, whether involuntary or intentional as a result of market or other conditions;

  the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities;

  the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights of way;

  competition in the oil and gas exploration and production industry for employees and other personnel, equipment, materials and services and, related thereto, the availability and cost of employees and other personnel, equipment, materials and services;

  EOG's ability to obtain access to surface locations for drilling and production facilities;

  the extent to which EOG's third-party-operated natural gas and crude oil properties are operated successfully and economically;

  EOG's ability to effectively integrate acquired natural gas and crude oil properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

  weather, including its impact on natural gas and crude oil demand, and weather-related delays in drilling and in the installation and operation of gathering and production facilities;

  the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;

  EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all;

  the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

  the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

  the extent and effect of any hedging activities engaged in by EOG;

  the timing and impact of liquefied natural gas imports;

  the use of competing energy sources and the development of alternative energy sources;

  political developments around the world, including in the areas in which EOG operates;

  changes in government policies, legislation and regulations, including environmental regulations;

  the extent to which EOG incurs uninsured losses and liabilities;

  acts of war and terrorism and responses to these acts; and

  the other factors described under Item 1A, "Risk Factors," on pages 13 through 19 of EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made and EOG undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission (SEC) currently permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov.

EOG RESOURCES, INC.
FINANCIAL REPORT
(Unaudited; in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net Operating Revenues	$1,006.8	$3,263.9	$3,026.1	$5,493.4
Net Income Available to Common Stockholders	$4.2	$1,556.3	$146.2	$1,975.0
Net Income Per Share Available to Common Stockholders
Basic	$0.02	$6.30	$0.59	$8.02
Diluted	$0.02	$6.20	$0.58	$7.88
Average Number of Shares Outstanding
Basic	249.5	247.2	248.6	246.3
Diluted	252.4	250.9	251.3	250.8

SUMMARY INCOME STATEMENTS
(Unaudited; in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net Operating Revenues
Natural Gas	$450,304	$1,259,130	$1,477,926	$3,637,325
Crude Oil, Condensate and Natural Gas Liquids	398,806	574,402	886,268	1,494,043
Gains on Mark-to-Market Commodity Derivative Contracts	20,877	1,381,733	405,830	69,067
Gathering, Processing and Marketing	134,553	51,145	249,679	150,907
Other, Net	2,309	(2,524)	6,394	142,074
Total	1,006,849	3,263,886	3,026,097	5,493,416
Operating Expenses
Lease and Well	142,183	142,238	422,288	396,294
Transportation Costs	70,971	78,136	205,844	203,205
Gathering and Processing Costs	13,318	9,104	44,552	26,385
Exploration Costs	44,910	37,943	128,840	145,397
Dry Hole Costs	3,016	12,849	39,653	28,062
Impairments	69,404	32,142	181,921	113,591
Marketing Costs	131,816	44,380	237,819	140,411
Depreciation, Depletion and Amortization	385,330	346,247	1,150,251	958,740
General and Administrative	62,775	70,893	179,481	185,459
Taxes Other Than Income	47,823	97,771	118,715	279,866
Total	971,546	871,703	2,709,364	2,477,410

Operating Income	35,303	2,392,183	316,733	3,016,006

Other Income (Expense), Net	(339)	13,864	2,637	28,756

Income Before Interest Expense and Income Taxes	34,964	2,406,047	319,370	3,044,762

Interest Expense, Net	30,407	12,095	73,594	33,315

Income Before Income Taxes	4,557	2,393,952	245,776	3,011,447

Income Tax Provision	361	837,667	99,576	1,036,000

Net Income	4,196	1,556,285	146,200	1,975,447

Preferred Stock Dividends	-	-	-	443

Net Income Available to Common Stockholders	$4,196	$1,556,285	$146,200	$1,975,004

Dividends Declared per Common Share	$0.145	$0.135	$0.435	$0.375

EOG RESOURCES, INC.
OPERATING HIGHLIGHTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Wellhead Volumes and Prices
Natural Gas Volumes (MMcfd) (A)
United States	1,128	1,196	1,153	1,141
Canada	219	224	224	218
Trinidad	268	240	266	229
Other International (B)	13	19	15	16
Total	1,628	1,679	1,658	1,604

Average Natural Gas Prices ($/Mcf) (C)
United States	$3.27	$8.99	$3.57	$9.15
Canada	3.15	8.15	3.67	8.33
Trinidad	1.77	4.04	1.54	3.86
Other International (B)	3.53	7.41	4.45	8.90
Composite	3.01	8.15	3.27	8.28

Crude Oil and Condensate Volumes (MBbld) (A)
United States	51.7	41.8	46.5	35.9
Canada	4.7	3.0	3.6	2.7
Trinidad	3.0	3.4	3.0	3.4
Other International (B)	0.1	0.1	0.1	0.1
Total	59.5	48.3	53.2	42.1

Average Crude Oil and Condensate Prices ($/Bbl) (C)
United States	$60.79	$109.86	$49.54	$107.36
Canada	61.43	109.71	51.91	104.57
Trinidad	57.07	111.39	46.13	103.80
Other International (B)	57.93	112.77	50.11	104.66
Composite	60.65	109.96	49.51	106.89

Natural Gas Liquids Volumes (MBbld) (A)
United States	23.1	13.2	22.2	14.7
Canada	1.0	1.1	1.1	1.0
Total	24.1	14.3	23.3	15.7

Average Natural Gas Liquids Prices ($/Bbl) (C)
United States	$31.15	$69.79	$26.42	$63.08
Canada	30.96	64.01	27.29	62.45
Composite	31.14	69.33	26.46	63.04

Natural Gas Equivalent Volumes (MMcfed) (D)
United States	1,577	1,525	1,566	1,445
Canada	253	249	252	240
Trinidad	286	261	284	250
Other International (B)	13	20	15	16
Total	2,129	2,055	2,117	1,951

Total Bcfe (D)	195.9	189.1	578.1	534.5

(A)	Million cubic feet per day or thousand barrels per day, as applicable.
(B)	Other International includes EOG's United Kingdom operations and, effective July 1, 2008, EOG's China operations.
(C)	Dollars per thousand cubic feet or per barrel, as applicable.
(D)	Million cubic feet equivalent per day or billion cubic feet equivalent, as applicable; includes natural gas, crude oil and condensate and natural gas liquids. Natural gas equivalents are determined using the ratio of 6.0 thousand cubic feet of natural gas to 1.0 barrel of crude oil and condensate or natural gas liquids.

EOG RESOURCES, INC.
SUMMARY BALANCE SHEETS
(Unaudited; in thousands, except share data)

	September 30,	December 31,
	2009	2008

ASSETS
Current Assets
Cash and Cash Equivalents	$608,511	$331,311
Accounts Receivable, Net	604,260	722,695
Inventories	240,230	187,970
Assets from Price Risk Management Activities	290,536	779,483
Income Taxes Receivable	27,134	27,053
Other	61,018	59,939
Total	1,831,689	2,108,451

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	23,515,362	20,803,629
Other Property, Plant and Equipment	1,261,505	1,057,888
Total Property, Plant and Equipment	24,776,867	21,861,517
Less: Accumulated Depreciation, Depletion and Amortization	(9,524,312)	(8,204,215)
Total Property, Plant and Equipment, Net	15,252,555	13,657,302
Other Assets	137,049	185,473
Total Assets	$17,221,293	$15,951,226

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$783,764	$1,122,209
Accrued Taxes Payable	86,334	86,265
Dividends Payable	36,255	33,461
Liabilities from Price Risk Management Activities	16,370	4,429
Deferred Income Taxes	114,304	368,231
Current Portion of Long-Term Debt	37,000	37,000
Other	127,124	113,321
Total	1,201,151	1,764,916

Long-Term Debt	2,760,000	1,860,000
Other Liabilities	609,150	498,291
Deferred Income Taxes	3,133,252	2,813,522
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 640,000,000 Shares Authorized:
252,421,628 Shares Issued at September 30, 2009 and
249,758,577 Shares Issued at December 31, 2008	202,524	202,498
Additional Paid In Capital	528,544	323,805
Accumulated Other Comprehensive Income	291,627	27,787
Retained Earnings	8,502,940	8,466,143
Common Stock Held in Treasury, 128,898 Shares at September 30, 2009
and 126,911 Shares at December 31, 2008	(7,895)	(5,736)
Total Stockholders' Equity	9,517,740	9,014,497
Total Liabilities and Stockholders' Equity	$17,221,293	$15,951,226

EOG RESOURCES, INC.
SUMMARY STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended
	September 30,
	2009	2008
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Net Income	$146,200	$1,975,447
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	1,150,251	958,740
Impairments	181,921	113,591
Stock-Based Compensation Expenses	74,532	76,344
Deferred Income Taxes	39,793	790,699
Other, Net	2,738	(135,325)
Dry Hole Costs	39,653	28,062
Mark-to-Market Commodity Derivative Contracts
Total Gains	(405,830)	(69,067)
Realized Gains (Losses)	986,980	(237,326)
Other, Net	9,385	14,390
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	119,099	(219,947)
Inventories	(23,592)	(45,354)
Accounts Payable	(361,698)	221,449
Accrued Taxes Payable	(17,955)	135,747
Other Assets	(4,255)	(18,756)
Other Liabilities	9,357	(3,397)
Changes in Components of Working Capital Associated with
Investing and Financing Activities	147,097	14,389
Net Cash Provided by Operating Activities	2,093,676	3,599,686

Investing Cash Flows
Additions to Oil and Gas Properties	(2,267,884)	(3,532,343)
Additions to Other Property, Plant and Equipment	(240,614)	(320,699)
Proceeds from Sales of Assets	2,515	369,669
Changes in Components of Working Capital Associated with
Investing Activities	(146,783)	(14,501)
Other, Net	1,405	(1,316)
Net Cash Used in Investing Activities	(2,651,361)	(3,499,190)

Financing Cash Flows
Long-Term Debt Borrowings	900,000	750,000
Long-Term Debt Repayments	-	(38,000)
Dividends Paid	(105,989)	(81,453)
Redemption of Preferred Stock	-	(5,395)
Excess Tax Benefits from Stock-Based Compensation	34,052	69,824
Treasury Stock Purchased	(9,888)	(11,266)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	13,691	67,414
Debt Issuance Costs	(8,887)	(6,704)
Other, Net	(314)	112
Net Cash Provided by Financing Activities	822,665	744,532

Effect of Exchange Rate Changes on Cash	12,220	(13,282)

Increase in Cash and Cash Equivalents	277,200	831,746
Cash and Cash Equivalents at Beginning of Period	331,311	54,231
Cash and Cash Equivalents at End of Period	$608,511	$885,977

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS (Non-GAAP)
TO NET INCOME AVAILABLE TO COMMON STOCKHOLDERS (GAAP)
(Unaudited; in thousands, except per share data)

The following chart adjusts three-month and nine-month periods ended September 30, 2009 and 2008 reported Net Income Available to Common Stockholders (GAAP) to reflect actual net cash realized from financial commodity price transactions by eliminating the unrealized mark-to-market (gains) losses from these transactions and to eliminate the gain on the sale of EOG's Appalachian assets in the first quarter of 2008. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months and make certain other adjustments to exclude one-time items. EOG management uses this information for comparative purposes within the industry.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Reported Net Income Available to Common Stockholders (GAAP)	$4,196	$1,556,285	$146,200	$1,975,004

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
Total Gains	(20,877)	(1,381,733)	(405,830)	(69,067)
Realized Gains (Losses)	331,240	(122,467)	986,980	(237,326)
Subtotal	310,363	(1,504,200)	581,150	(306,393)

After Tax MTM Impact	199,719	(967,953)	373,970	(197,164)

Less: Gain on Sale of Appalachian Assets, Net of Tax	-	-	-	(84,748)

Adjusted Net Income Available to Common Stockholders (Non-GAAP)	$203,915	$588,332	$520,170	$1,693,092

Net Income Per Share Available to Common Stockholders (GAAP)
Basic	$0.02	$6.30	$0.59	$8.02
Diluted	$0.02	$6.20	$0.58	$7.88

Adjusted Net Income Per Share Available to Common Stockholders (Non-GAAP)
Basic	$0.82	$2.38	$2.09	$6.87
Diluted	$0.81	$2.34	$2.07	$6.75

Average Number of Shares
Basic	249,535	247,155	248,647	246,343
Diluted	252,422	250,930	251,288	250,765

EOG RESOURCES, INC.
QUANTITATIVE RECONCILIATION OF DISCRETIONARY CASH FLOW
AVAILABLE TO COMMON STOCKHOLDERS (Non-GAAP)
TO NET CASH PROVIDED BY OPERATING ACTIVITIES (GAAP)
(Unaudited; in thousands)

The following chart reconciles three-month and nine-month periods ended September 30, 2009 and 2008 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow Available to Common Stockholders (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Changes in Components of Working Capital and Other Assets and Liabilities, Changes in Components of Working Capital Associated with Investing and Financing Activities and Preferred Stock Dividends. EOG management uses this information for comparative purposes within the industry.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Net Cash Provided by Operating Activities (GAAP)	$816,458	$1,537,065	$2,093,676	$3,599,686

Adjustments
Exploration Costs (excluding Stock-Based Compensation Expenses)	39,814	32,818	113,644	131,909
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	29,922	(175,579)	(119,099)	219,947
Inventories	1,441	36,178	23,592	45,354
Accounts Payable	(53,125)	34,046	361,698	(221,449)
Accrued Taxes Payable	212	(228,485)	17,955	(135,747)
Other Assets	(3,232)	(42,867)	4,255	18,756
Other Liabilities	(34,199)	(5,043)	(9,357)	3,397
Changes in Components of Working Capital Associated
with Investing and Financing Activities	22,086	(15,164)	(147,097)	(14,389)
Preferred Stock Dividends	-	-	-	(443)

Discretionary Cash Flow Available to Common Stockholders (Non-GAAP)	$819,377	$1,172,969	$2,339,267	$3,647,021

EOG RESOURCES, INC.
FOURTH QUARTER AND FULL YEAR 2009 FORECAST AND BENCHMARK COMMODITY PRICING

(a) Fourth Quarter and Full Year 2009 Forecast

The forecast items for the fourth quarter and full year 2009 set forth below for EOG Resources, Inc. (EOG) are based on current available information and expectations as of the date of the accompanying press release. This forecast replaces and supersedes any previously issued guidance or forecast.

(b) Benchmark Commodity Pricing

EOG bases United States and Canada natural gas price differentials upon the natural gas price at Henry Hub, Louisiana using the simple average of the NYMEX settlement prices for the last three trading days of the applicable month.

EOG bases United States, Canada and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.

				ESTIMATED RANGES
				(Unaudited)
		4Q 2009			Full Year 2009
Daily Production
Natural Gas (MMcfd)
	United States	1,075	-	1,115	1,132	-	1,145
	Canada	210	-	230	221	-	226
	Trinidad	240	-	260	260	-	264
	Other International	10	-	15	13	-	15
	Total	1,535	-	1,620	1,626	-	1,650

Crude Oil and Condensate (MBbld)
	United States	49.0	-	52.0	47.0	-	48.0
	Canada	4.8	-	6.8	4.0	-	4.4
	Trinidad	2.8	-	3.2	2.9	-	3.1
	Total	56.6	-	62.0	53.9	-	55.5

Natural Gas Liquids (MBbld)
	United States	21.0	-	26.0	22.0	-	23.2
	Canada	0.7	-	1.0	0.9	-	1.1
	Total	21.7	-	27.0	22.9	-	24.3

Natural Gas Equivalent Volumes (MMcfed)
	United States	1,495	-	1,583	1,546	-	1,572
	Canada	243	-	277	250	-	259
	Trinidad	257	-	279	278	-	283
	Other International	10	-	15	13	-	15
	Total	2,005	-	2,154	2,087	-	2,129

				ESTIMATED RANGES
				(Unaudited)
Operating Costs		4Q 2009			Full Year 2009
Unit Costs ($/Mcfe)
	Lease and Well	$ 0.73	-	$ 0.77	$ 0.73	-	$ 0.76
	Transportation Costs	$ 0.33	-	$ 0.37	$ 0.35	-	$ 0.37
	Depreciation, Depletion and Amortization	$ 2.01	-	$ 2.06	$ 1.99	-	$ 2.03

Expenses ($MM)
Exploration, Dry Hole and Impairment		$ 150.0	-	$ 170.0	$ 500.0	-	$ 520.0
General and Administrative		$ 60.0		$ 64.0	$ 238.5		$ 244.5
Gathering and Processing		$ 16.0	-	$ 20.0	$ 61.0	-	$ 67.0
Capitalized Interest		$ 13.0	-	$ 15.0	$ 50.5	-	$ 54.0
Net Interest		$ 28.0	-	$ 32.0	$ 98.0	-	$ 110.0

Taxes Other Than Income (% of Revenue)		5.5%	-	7.0%	5.1%	-	5.6%

Income Taxes
Effective Rate		30%	-	40%	35%	-	45%
Current Taxes ($MM)		$ 10	-	$ 20	$ 65	-	$ 85

Capital Expenditures ($MM) - FY 2009
Exploration and Development, excluding Acquisitions					Approximately		$ 3,100
Gathering, Processing and Other					Approximately		$ 300
Acquisitions					Approximately		$ 320

Pricing - (Refer to Benchmark Commodity Pricing in text)
Natural Gas ($/Mcf)
Differentials (include the effect of physical contracts)
	United States - below NYMEX Henry Hub	$ 0.15	-	$ 0.35	$ 0.33	-	$ 0.38
	Canada - below NYMEX Henry Hub	$ 0.20	-	$ 0.40	$ 0.25	-	$ 0.35

Realizations
	Trinidad	$ 1.50	-	$ 2.50	$ 1.50	-	$ 1.75
	Other International	$ 3.75	-	$ 5.25	$ 4.20	-	$ 4.60

Crude Oil and Condensate ($/Bbl)
Differentials
	United States - below WTI	$ 9.50	-	$ 13.00	$ 8.00	-	$ 9.00
	Canada - below WTI	$ 6.00	-	$ 10.00	$ 4.40	-	$ 5.00
	Trinidad - below WTI	$ 8.75	-	$ 12.75	$ 10.50	-	$ 11.50

Definitions
$/Bbl	U.S. Dollars per barrel
$/Mcf	U.S. Dollars per thousand cubic feet
$/Mcfe	U.S. Dollars per thousand cubic feet equivalent
$MM	U.S. Dollars in millions
MBbld	Thousand barrels per day
MMcfd	Million cubic feet per day
MMcfed	Million cubic feet equivalent per day
NYMEX	New York Mercantile Exchange
WTI	West Texas Intermediate